Exhibit 99.1

AMERI100 GRANTED 180-DAY EXTENSION BY NASDAQ

TO REGAIN COMPLIANCE WITH BID PRICE RULE

ATLANTA, GA., June 17, 2019 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, announced that on June 11, 2019, it received notification from Nasdaq that the Company has been granted an additional 180 days, or until December 9, 2019, to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq's Marketplace Rule 5550(a)(2) (the “Rule”).

The notification indicated that the Company did not regain compliance during the initial 180-day grace period provided under the rule. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), Nasdaq staff determined that the Company was eligible for an additional 180-day period to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s having provided written notice of its intention to cure the deficiency during the second compliance period, including effecting a reverse stock split if necessary.

If at any time before December 9, 2019, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule, and the matter will be closed.

If the Company does not meet the minimum bid requirement during the additional 180-day grace period, Nasdaq will provide written notification to the company that its common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel ("Panel"). The Company would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

This current notification from Nasdaq has no immediate effect on the listing or trading of the company's common stock, which will continue to trade on the Nasdaq Capital Market under the symbol "AMRH".

About Ameri100
Ameri100 is a fast-growing specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Corporate Contact:
Barry Kostiner, Chief Financial Officer
IR@ameri100.com

Investor Relations Contact:
Sanjay M. Hurry
LHA Investor Relations
(212) 838-3777
IR@ameri100.com